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                                                                      EXHIBIT 21

                                   Exhibit 21

                              List of Subsidiaries


Southwest Royalties Holdings, Inc. (Delaware)
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Midland Red Oak Realty, Inc. (Delaware)
Sierra Well Service, Inc. (Delaware)

Southwest Royalties, Inc. (Delaware)
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Midland Southwest Software, Inc. (Delaware)
Espero Energy Corporation (Delaware)
Threading Products International, LLC (Texas)